Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 24, 2020	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Strong wireless customer additions and cash flow highlight
Verizon's 2Q and first-half 2020 results
Disciplined network strategy, strong operational performance, and wireless customer growth

2Q 2020 highlights
Consolidated:
•$1.13 in earnings per share (EPS), compared with $0.95 in 2Q 2019; adjusted EPS (non-GAAP), excluding special items, of $1.18, compared with $1.23 in 2Q 2019.
•Operating revenue decline of 5.1 percent from second-quarter 2019.
•First-half 2020 cash flow from operations of $23.6 billion, an increase of $7.7 billion from first-half 2019.
•Second-quarter 2020 total debt reduction of $4.9 billion, and net debt (non-GAAP) reduction of $5.7 billion.

Consumer:
•Total revenue of $21.1 billion, a decrease of 4.0 percent year over year.
•72,000 retail postpaid net additions, including 97,000 phone net additions and 199,000 postpaid smartphone net additions.
•Total retail postpaid churn of 0.69 percent, and retail postpaid phone churn of 0.51 percent.
•10,000 Fios Internet net additions.

Business:
•Total revenue of $7.5 billion, a decrease of 3.7 percent year over year.
•280,000 retail postpaid net additions, including 76,000 phone net additions.
•Total retail postpaid churn of 1.12 percent, and retail postpaid phone churn of 0.90 percent.

Total Wireless:
•Total wireless service revenue of $15.9 billion, a 1.7 percent decrease year over year.
•352,000 retail postpaid net additions, including 173,000 phone net additions and 287,000 postpaid smartphone net additions.
•Total retail postpaid churn of 0.78 percent, and retail postpaid phone churn of 0.58 percent.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported second-quarter results today highlighted by increased cash flow and strong momentum heading into the second half of the year.
"Through extraordinary circumstances, Verizon delivered a strong operational performance in the second quarter," said Chairman and CEO Hans Vestberg. "We remain focused on our strategic direction as a technology leader, quickly adapting to the new environment and providing our customers with reliable and vital connections and technology services, while working to keep our employees safe and accelerating our 5G network deployment. We have embraced, engaged in and responded to important social movements happening throughout the world, and will continue to be at the forefront of initiatives that move the world forward for everyone. We are proud of what we have done, and continue to do, for our customers, shareholders, employees, and society."
For second-quarter 2020, Verizon reported EPS of $1.13, compared with $0.95 in second-quarter 2019. On an adjusted basis (non-GAAP), second-quarter 2020 EPS, excluding special items, was $1.18, compared with adjusted EPS of $1.23 in second-quarter 2019. The company estimates that second-quarter 2020 EPS and adjusted EPS included approximately 14 cents of COVID-19-related net impacts, primarily driven by impacts to wireless service revenue and lower advertising and search revenue from Verizon Media. The company expects total wireless service revenue growth for third-quarter 2020 of -1 percent to flat year over year. The company also recognized an aggregate tax benefit of $156 million in connection with a series of legal entity restructurings related to an internal reorganization, which resulted in an approximately 4 cent benefit to second-quarter 2020 EPS and adjusted EPS.
Second-quarter 2020 EPS included a pre-tax loss from special items of about $255 million, which consisted of a net pre-tax loss of $102 million related to early debt redemption costs and a net charge of $153 million related to a mark-to-market adjustment for pension liabilities.

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In second-quarter 2020, Verizon's results also included the continued effects of a reduction in benefits from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense. The net impact was 2 cents in second-quarter 2020.

Consolidated results
•Total consolidated operating revenues in second-quarter 2020 were $30.4 billion, down 5.1 percent from second-quarter 2019. This decline was primarily the result of significant declines in wireless equipment revenue in the Consumer and Business segments, primarily due to limited in-store engagement and the impact of COVID-19 on customer behavior.
•First-half 2020 cash flow from operations totaled $23.6 billion, an increase of $7.7 billion from first-half 2019. This year over year growth was primarily driven by strong performance in the business and non-recurring items and timing differences, including approximately $2.0 billion in second-quarter 2020 tax payments postponed to third-quarter 2020 due to COVID-19, the receipt of the previously disclosed $2.2 billion cash tax benefit related to preferred shares in a foreign affiliate sold in fourth-quarter 2019, improvements in working capital due to lower volumes, and payments related to the Voluntary Separation Program in full-year 2019 that did not repeat this year.
•Capital expenditures in first-half 2020 were $9.9 billion. Capital expenditures support the capacity for traffic growth across Verizon's networks and the deployment of additional fiber and cell sites to expand the company's 5G Ultra Wideband rollout.
•In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by the end of 2021. This initiative has yielded $7.2 billion of cumulative cash savings since the program began and is on track to achieve its target. The company expects to continue its focus on operational efficiencies even after the current target is achieved. The current environment provides the company with the opportunity to explore additional long-term business transformation initiatives and related cost savings.
•The company ended first-half 2020 with free cash flow (non-GAAP) of $13.7 billion, an increase of 74.1 percent year over year.
•Verizon's total debt decreased by $4.9 billion in second-quarter 2020, and its net debt (non-GAAP) decreased by $5.7 billion. The company's unsecured debt balance totaled $102.2 billion, and its net unsecured debt (non-GAAP) totaled $94.4 billion, resulting in a net unsecured debt to adjusted EBITDA ratio (non-GAAP) of about 2.0 times, down slightly from first-quarter 2020.
Consumer results
•Total Verizon Consumer revenues were $21.1 billion, a decrease of 4.0 percent year over year, primarily driven by a significant decrease in wireless equipment revenue due to low activation levels.
•Throughout second-quarter 2020, as COVID-19 restrictions began to ease, Verizon gradually reopened some of its temporarily-closed company-operated retail stores with enhanced safety precautions to further employee and customer well-being, including limiting store hours and introducing curbside pick-up and a new touch-less retail approach. At the end of the quarter, more than 60 percent of its company-operated retail stores were open. In second-quarter 2020, Consumer reported 72,000 wireless retail postpaid net additions. This consisted of 97,000 phone

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net additions and 97,000 tablet net losses, offset by 72,000 other connected device net additions. Postpaid smartphone net additions were 199,000.
•Consumer wireless service revenues were $13.1 billion in second-quarter 2020, a 2.7 percent decrease year over year, and include impacts related to reduced roaming, usage, and waived fees, primarily due to COVID-19.
•Total retail postpaid churn was 0.69 percent in second-quarter 2020, and retail postpaid phone churn was 0.51 percent.
•Consumer reported 10,000 Fios Internet net additions as Fios installations were limited during the quarter due to temporary restrictions put in place on work inside customers' homes. Consumer reported 81,000 Fios Video net losses in second-quarter 2020, reflecting the ongoing shift from traditional linear video to over-the-top offerings.
•In second-quarter 2020, segment operating income was $7.1 billion, a decrease of 3.7 percent year over year, and segment operating income margin was 33.5 percent, an increase from 33.4 percent in second-quarter 2019. Segment EBITDA (non-GAAP) totaled $9.9 billion in second-quarter 2020, a decrease of 3.0 percent year over year. Segment EBITDA margin (non-GAAP) was 47.0 percent in second-quarter 2020, up from 46.5 percent in second-quarter 2019, and included approximately 40 basis points of headwind from the deferral of commission expense.
Business results
•Total Verizon Business revenues were $7.5 billion, down 3.7 percent year over year. During the quarter, Business responded to the challenges of COVID-19, handling increased traffic needs while also meeting a surge in demand for connectivity and devices.
•Business reported 280,000 wireless retail postpaid net additions in second-quarter 2020. This consisted of 76,000 phone net additions, 61,000 tablet net additions, and 143,000 other connected device additions.
•Total retail postpaid churn was 1.12 percent in second-quarter 2020, and retail postpaid phone churn was 0.90 percent.
•In second-quarter 2020, segment operating income was $946 million, a decrease of 11.7 percent year over year, and segment operating income margin was 12.6 percent, compared with 13.8 percent in second-quarter 2019. Segment EBITDA (non-GAAP) totaled $2.0 billion in second-quarter 2020, a decrease of 7.4 percent year over year. Segment EBITDA margin (non-GAAP) was 26.2 percent, down from 27.3 percent in second-quarter 2019, and included approximately 20 basis points of headwind from the deferral of commission expense.
Media results
•Total Verizon Media revenues were $1.4 billion, down 24.5 percent year over year, primarily as a result of COVID-19 related impacts. Verizon Media has continued to drive increased customer engagement on its owned and operated properties.
Outlook and guidance
The company continues to expect the following results for full-year 2020, and notes that this guidance assumes no significant deterioration to the macroeconomic environment or material changes to the company's bad debt reserves:
•Adjusted EPS growth (non-GAAP) of -2 to 2 percent.

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•Capital spending to be in the range of $17.5 billion to $18.5 billion.
•Adjusted effective income tax rate (non-GAAP) in the range of 23 percent to 25 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is celebrating its 20th year as one of the world’s leading providers of technology, communications, information and entertainment products and services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $131.9 billion in 2019. The company offers data, video and voice services and solutions on its award winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial or reputational impact; the impact of the global outbreak of COVID-19 on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of the COVID-19 outbreak; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our business; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Operating Revenues
Service revenues and other	$26,692	$27,351	(2.4)	$54,173	$54,548	(0.7)
Wireless equipment revenues	3,755	4,720	(20.4)	7,884	9,651	(18.3)
Total Operating Revenues	30,447	32,071	(5.1)	62,057	64,199	(3.3)

Operating Expenses
Cost of services	7,639	7,702	(0.8)	15,393	15,494	(0.7)
Cost of wireless equipment	4,110	5,019	(18.1)	8,652	10,217	(15.3)
Selling, general and administrative expense	7,156	7,268	(1.5)	15,741	14,466	8.8
Depreciation and amortization expense	4,181	4,232	(1.2)	8,331	8,463	(1.6)
Total Operating Expenses	23,086	24,221	(4.7)	48,117	48,640	(1.1)

Operating Income	7,361	7,850	(6.2)	13,940	15,559	(10.4)
Equity in losses of unconsolidated businesses	(13)	(13)	—	(25)	(19)	31.6
Other income (expense), net	(72)	(1,312)	(94.5)	71	(1,017)	*
Interest expense	(1,089)	(1,215)	(10.4)	(2,123)	(2,425)	(12.5)
Income Before Provision For Income Taxes	6,187	5,310	16.5	11,863	12,098	(1.9)
Provision for income taxes	(1,348)	(1,236)	9.1	(2,737)	(2,864)	(4.4)
Net Income	$4,839	$4,074	18.8	$9,126	$9,234	(1.2)

Net income attributable to noncontrolling interests	$139	$130	6.9	$270	$258	4.7
Net income attributable to Verizon	4,700	3,944	19.2	8,856	8,976	(1.3)
Net Income	$4,839	$4,074	18.8	$9,126	$9,234	(1.2)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.14	$0.95	20.0	$2.14	$2.17	(1.4)
Weighted-average shares outstanding (in millions)	4,139	4,138		4,139	4,138

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.13	$0.95	18.9	$2.14	$2.17	(1.4)
Weighted-average shares outstanding (in millions)	4,141	4,139		4,141	4,140
Footnotes:

(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/20	12/31/19	$ Change

Assets
Current assets
Cash and cash equivalents	$7,882	$2,594	$5,288
Accounts receivable	23,742	26,162	(2,420)
Less Allowance for credit losses	1,070	—	1,070
Less Allowance for doubtful accounts	—	733	(733)
Accounts receivable, net	22,672	25,429	(2,757)
Inventories	1,289	1,422	(133)
Prepaid expenses and other	5,490	8,028	(2,538)
Total current assets	37,333	37,473	(140)

Property, plant and equipment	272,714	265,734	6,980
Less Accumulated depreciation	179,960	173,819	6,141
Property, plant and equipment, net	92,754	91,915	839
Investments in unconsolidated businesses	529	558	(29)
Wireless licenses	95,767	95,059	708
Goodwill	24,667	24,389	278
Other intangible assets, net	9,600	9,498	102
Operating lease right-of-use assets	22,431	22,694	(263)
Other assets	10,178	10,141	37
Total assets	$293,259	$291,727	$1,532

Liabilities and Equity
Current liabilities
Debt maturing within one year	$6,651	$10,777	$(4,126)
Accounts payable and accrued liabilities	19,297	21,806	(2,509)
Current operating lease liabilities	3,270	3,261	9
Other current liabilities	9,668	9,024	644
Total current liabilities	38,886	44,868	(5,982)

Long-term debt	106,190	100,712	5,478
Employee benefit obligations	17,821	17,952	(131)
Deferred income taxes	33,798	34,703	(905)
Non-current operating lease liabilities	18,158	18,393	(235)
Other liabilities	14,293	12,264	2,029
Total long-term liabilities	190,260	184,024	6,236

Equity
Common stock	429	429	—
Additional paid in capital	13,281	13,419	(138)
Retained earnings	56,746	53,147	3,599
Accumulated other comprehensive income (loss)	(1,274)	998	(2,272)
Common stock in treasury, at cost	(6,722)	(6,820)	98
Deferred compensation – employee stock ownership plans and other	237	222	15
Noncontrolling interests	1,416	1,440	(24)
Total equity	64,113	62,835	1,278
Total liabilities and equity	$293,259	$291,727	$1,532

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/20	12/31/19

Total debt	$112,841	$111,489
Net unsecured debt	$94,352	$96,526
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.0x	2.0x
Common shares outstanding end of period (in millions)	4,138	4,136
Total employees (‘000)	135.3	135.0
Quarterly cash dividends declared per common share	$0.6150	$0.6150
Footnotes:

(1)Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	$ Change

Cash Flows from Operating Activities
Net Income	$9,126	$9,234	$(108)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,331	8,463	(132)
Employee retirement benefits	(32)	(294)	262
Deferred income taxes	(120)	588	(708)
Provision for credit losses	831	738	93
Equity in losses of unconsolidated businesses, net of dividends received	46	50	(4)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	3,297	(4,593)	7,890
Discretionary employee benefits contributions	—	(300)	300
Other, net	2,073	1,950	123
Net cash provided by operating activities	23,552	15,836	7,716

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(9,850)	(7,967)	(1,883)
Acquisitions of businesses, net of cash acquired	(399)	(28)	(371)
Acquisitions of wireless licenses	(1,801)	(199)	(1,602)
Other, net	(74)	(395)	321
Net cash used in investing activities	(12,124)	(8,589)	(3,535)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	9,305	6,237	3,068
Proceeds from asset-backed long-term borrowings	2,844	3,982	(1,138)
Repayments of long-term borrowings and finance lease obligations	(8,533)	(9,630)	1,097
Repayments of asset-backed long-term borrowings	(4,612)	(2,817)	(1,795)
Dividends paid	(5,090)	(4,981)	(109)
Other, net	(146)	(834)	688
Net cash used in financing activities	(6,232)	(8,043)	1,811

Increase (decrease) in cash, cash equivalents and restricted cash	5,196	(796)	5,992
Cash, cash equivalents and restricted cash, beginning of period	3,917	3,916	1
Cash, cash equivalents and restricted cash, end of period	$9,113	$3,120	$5,993

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Operating Revenues
Service	$15,900	$16,350	(2.8)	$32,241	$32,609	(1.1)
Wireless equipment	3,209	3,903	(17.8)	6,586	8,069	(18.4)
Other	2,004	1,742	15.0	4,051	3,465	16.9
Total Operating Revenues	21,113	21,995	(4.0)	42,878	44,143	(2.9)

Operating Expenses
Cost of services	3,885	3,847	1.0	7,815	7,726	1.2
Cost of wireless equipment	3,299	3,909	(15.6)	6,750	8,051	(16.2)
Selling, general and administrative expense	4,016	4,022	(0.1)	8,298	8,005	3.7
Depreciation and amortization expense	2,849	2,881	(1.1)	5,669	5,775	(1.8)
Total Operating Expenses	14,049	14,659	(4.2)	28,532	29,557	(3.5)

Operating Income	$7,064	$7,336	(3.7)	$14,346	$14,586	(1.6)
Operating Income Margin	33.5%	33.4%		33.5%	33.0%

Segment EBITDA	$9,913	$10,217	(3.0)	$20,015	$20,361	(1.7)
Segment EBITDA Margin	47.0%	46.5%		46.7%	46.1%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				6/30/20	6/30/19	% Change

Connections (‘000):
Wireless retail postpaid connections				89,977	89,630	0.4
Wireless retail prepaid connections				3,998	4,266	(6.3)
Total wireless retail connections				93,975	93,896	0.1

Fios video connections				3,987	4,270	(6.6)
Fios internet connections				5,971	5,837	2.3
Fios digital voice residence connections				3,456	3,725	(7.2)
Fios digital connections				13,414	13,832	(3.0)
Broadband connections				6,468	6,474	(0.1)
Voice connections				5,444	6,058	(10.1)

Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,927	2,725	(29.3)	4,147	5,439	(23.8)

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	72	126	(42.9)	(453)	(75)	*
Wireless retail prepaid (1)	12	(213)	*	(72)	(389)	81.5
Total wireless retail (1)	84	(87)	*	(525)	(464)	(13.1)

Wireless retail postpaid phones (1)	97	73	32.9	(210)	(90)	*

Fios video	(81)	(52)	(55.8)	(165)	(107)	(54.2)
Fios internet	10	28	(64.3)	69	76	(9.2)
Fios digital voice residence	(70)	(32)	*	(164)	(77)	*
Fios digital	(141)	(56)	*	(260)	(108)	*
Broadband (1)	(13)	(2)	*	18	14	28.6
Voice	(134)	(126)	(6.3)	(310)	(274)	(13.1)

Churn Rate:
Wireless retail postpaid	0.69%	0.97%		0.85%	1.03%
Wireless retail postpaid phones	0.51%	0.72%		0.64%	0.76%
Wireless retail	0.86%	1.23%		1.03%	1.28%

Revenue Statistics (in millions):
Wireless service revenue	$13,087	$13,456	(2.7)	$26,563	$26,813	(0.9)
Fios revenues	$2,754	$2,772	(0.6)	$5,553	$5,536	0.3

Verizon Communications Inc.

Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$116.02	$118.15	(1.8)	$117.44	$117.80	(0.3)
Wireless retail postpaid upgrade rate	3.9%	4.3%
Wireless retail postpaid accounts (‘000) (3)				33,695	33,924	(0.7)
Wireless retail postpaid connections per account (3)				2.67	2.64	1.1
Total wireless internet postpaid base (3)				16.0%	16.2%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Operating Revenues
Small and Medium Business	$2,601	$2,785	(6.6)	$5,405	$5,493	(1.6)
Global Enterprise	2,589	2,673	(3.1)	5,220	5,364	(2.7)
Public Sector and Other	1,523	1,492	2.1	2,997	2,963	1.1
Wholesale	769	818	(6.0)	1,541	1,667	(7.6)
Total Operating Revenues	7,482	7,768	(3.7)	15,163	15,487	(2.1)

Operating Expenses
Cost of services	2,641	2,581	2.3	5,230	5,172	1.1
Cost of wireless equipment	812	1,109	(26.8)	1,902	2,166	(12.2)
Selling, general and administrative expense	2,069	1,961	5.5	4,103	3,942	4.1
Depreciation and amortization expense	1,014	1,046	(3.1)	2,028	2,088	(2.9)
Total Operating Expenses	6,536	6,697	(2.4)	13,263	13,368	(0.8)

Operating Income	$946	$1,071	(11.7)	$1,900	$2,119	(10.3)
Operating Income Margin	12.6%	13.8%		12.5%	13.7%

Segment EBITDA	$1,960	$2,117	(7.4)	$3,928	$4,207	(6.6)
Segment EBITDA Margin	26.2%	27.3%		25.9%	27.2%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				6/30/2020	6/30/2019	% Change

Connections (‘000):
Wireless retail postpaid connections				25,897	24,144	7.3

Fios video connections				75	76	(1.3)
Fios internet connections				327	316	3.5
Fios digital connections				402	392	2.6
Broadband connections				491	494	(0.6)
Voice connections				4,758	5,163	(7.8)

Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,148	1,195	(3.9)	2,612	2,335	11.9

Net Additions Detail (‘000):
Wireless retail postpaid (1)	280	326	(14.1)	755	590	28.0
Wireless retail postpaid phones (1)	76	171	(55.6)	315	291	8.2

Fios video	(2)	—	*	(2)	2	*
Fios internet	(3)	6	*	1	10	(90.0)
Fios digital	(5)	6	*	(1)	12	*
Broadband (1)	(10)	(3)	*	(15)	(7)	*
Voice	(102)	(105)	2.9	(201)	(236)	14.8

Churn Rate:
Wireless retail postpaid	1.12%	1.21%		1.21%	1.23%
Wireless retail postpaid phones	0.90%	0.97%		0.96%	0.99%

Revenue Statistics (in millions):
Wireless service revenue	$2,861	$2,775	3.1	$5,742	$5,469	5.0
Fios revenues	$260	$239	8.8	$522	$482	8.3

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.7%	4.2%
Total wireless internet postpaid base (2)				33.9%	33.4%
Footnotes:
(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.
Prior year amounts revised to conform to current period presentation.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				6/30/20	6/30/19	% Change

Connections (‘000)
Retail postpaid				115,874	113,774	1.8
Retail prepaid				3,998	4,266	(6.3)
Total retail				119,872	118,040	1.6

Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19	% Change	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19	% Change

Net Additions Detail (‘000) (1)
Retail postpaid phone	173	244	(29.1)	105	201	(47.8)
Retail postpaid	352	452	(22.1)	302	515	(41.4)
Retail prepaid	12	(213)	*	(72)	(389)	81.5
Total retail	364	239	52.3	230	126	82.5

Account Statistics
Retail postpaid accounts (‘000) (2)				35,242	35,345	(0.3)
Retail postpaid connections per account (2)				3.29	3.22	2.2
Retail postpaid ARPA (3)	$135.97	$137.71	(1.3)	$137.39	$137.12	0.2

Churn Detail
Retail postpaid phone	0.58%	0.76%		0.70%	0.80%
Retail postpaid	0.78%	1.02%		0.93%	1.07%
Retail	0.92%	1.22%		1.07%	1.27%

Retail Postpaid Connection Statistics
Total internet postpaid base (2)				20.0%	19.8%
Upgrade rate	3.7%	4.3%

Revenue Statistics (in millions) (4)
Wireless service	$15,948	$16,231	(1.7)	$32,305	$32,282	0.1
Wireless equipment	3,755	4,720	(20.4)	7,884	9,651	(18.3)
Wireless other	2,039	1,718	18.7	4,118	3,404	21.0
Total Wireless	$21,742	$22,669	(4.1)	$44,307	$45,337	(2.3)
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Prior year amounts revised to conform to current period presentation.

* Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 3/31/20	3 Mos. Ended 12/31/19	3 Mos. Ended 9/30/19	3 Mos. Ended 6/30/19

Consolidated Net Income	$4,839	$4,287	$5,217	$5,337	$4,074
Add/(subtract):
Provision (benefit) for income taxes	1,348	1,389	(1,505)	1,586	1,236
Interest expense (1)	1,089	1,034	1,159	1,146	1,215
Depreciation and amortization expense	4,181	4,150	4,105	4,114	4,232
Consolidated EBITDA	$11,457	$10,860	$8,976	$12,183	$10,757

Add/(subtract):
Other (income) expense, net (2)	$72	$(143)	$1,773	$110	$1,312
Equity in losses (earnings) of unconsolidated businesses (3)	13	12	(5)	1	13
Impairment charges	—	—	186	—	—
Severance charges	—	—	204	—	—
Loss on spectrum license auction	—	1,195	—	—	—
Net gain from dispositions of assets and businesses	—	—	—	(261)	—
	85	1,064	2,158	(150)	1,325
Consolidated Adjusted EBITDA	$11,542	$11,924	$11,134	$12,033	$12,082
(1) Includes Early debt redemption costs, where applicable.
(2) Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.
(3) Includes impairment charges, where applicable.

Net Debt, Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	6/30/20	3/31/20

Debt maturing within one year	$6,651	$11,175
Long-term debt	106,190	106,561
Total Debt	112,841	117,736
Less Cash and cash equivalents	7,882	7,047
Net Debt	104,959	110,689
Less Secured debt	10,607	12,989
Net Unsecured Debt	$94,352	$97,700
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.0x	2.1x
Net Debt sequential change	$(5,730)

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/20				3 Mos. Ended 6/30/19
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.13				$0.95
Net pension remeasurement charge	$153	$(38)	$115	0.03	$—	$—	$—	—
Net early debt redemption costs	102	(26)	76	0.02	1,544	(404)	1,140	0.28
	$255	$(64)	$191	$0.05	$1,544	$(404)	$1,140	$0.28
Adjusted EPS				$1.18				$1.23

(1)Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	6 Mos. Ended 6/30/20	6 Mos. Ended 6/30/19

Net Cash Provided by Operating Activities	$23,552	$15,836
Capital expenditures (including capitalized software)	(9,850)	(7,967)
Free Cash Flow	$13,702	$7,869
Year over year change %	74.1%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19

Operating Income	$7,064	$7,336
Add Depreciation and amortization expense	2,849	2,881
Segment EBITDA	$9,913	$10,217
Year over year change	(3.0)%

Total operating revenues	$21,113	$21,995
Operating Income Margin	33.5%	33.4%
Segment EBITDA Margin	47.0%	46.5%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/20	3 Mos. Ended 6/30/19

Operating Income	$946	$1,071
Add Depreciation and amortization expense	1,014	1,046
Segment EBITDA	$1,960	$2,117
Year over year change	(7.4)%

Total operating revenues	$7,482	$7,768
Operating Income Margin	12.6%	13.8%
Segment EBITDA Margin	26.2%	27.3%